SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2010, Entech Solar, Inc. (the “Company”) and The Quercus Trust (“Quercus”) entered into a Series H Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Quercus agreed to purchase, in the event of the death of David Gelbaum on or before December 31, 2010 (the ‘Triggering Event”), 1,000 shares of the Company’s Series H Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at $10,000 per share, for an aggregate purchase price of $10,000,000.  In connection with this purchase the Company would also issue to Quercus a warrant to purchase $13,500,000 worth of shares of the Company’s common stock (the “Warrant to Purchase Common Stock”) at an exercise price equal to the closing price of the Company’s common stock on the day prior to the issuance of the Warrant to Purchase Common Stock.

In addition to the occurrence of the Triggering Event, the issuance of the Preferred Shares as described above is also contingent upon the receipt by Quercus of life insurance proceeds in the amount of $10,000,000.  In exchange for entering into the Purchase Agreement, the Company paid to Quercus a commitment fee of $100,000 which was paid by the Company through the issuance of 10 Preferred Shares to Quercus along with a warrant to acquire 843,750 shares of the Company’s common stock at an exercise price of $0.16 per share.  While the Company is not aware of any facts or circumstances to suggest that Mr. Gelbaum is ill or that the Triggering Event may occur, it is the Company’s understanding that Quercus has entered into the Purchase Agreement in an effort to continue its support of the Company should Mr. Gelbaum die on or before December 31, 2010.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Quercus is a family trust of which David Gelbaum is a trustee.  Mr. Gelbaum is the Chief Executive Officer of the Company and Chairman of its Board of Directors.  After the issuance of the shares referred to above, Quercus will beneficially own approximately 54.19% of the voting power of the Company’s outstanding securities.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibits.

Exhibit Number	Description of Exhibit

10.1	Series H Preferred Stock Purchase Agreement dated June 25, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

10.2	Warrant to Purchase Common Stock dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Charles Michel
Chief Financial Officer

Dated: June 30, 2010

      Exhibits.

Exhibit Number	Description of Exhibit

10.1	Series H Preferred Stock Purchase Agreement dated June 25, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

10.2	Warrant to Purchase Common Stock dated June 25, 2010.